Exhibit 10.14

DFP Small Business online standard Terms & Conditions

PLEASE READ THESE TERMS AND CONDITIONS BEFORE REGISTERING FOR THE DFP SMALL BUSINESS ONLINE PROGRAM. PARTICIPATION IN THE DFP SMALL BUSINESS ONLINE PROGRAM INDICATES THAT YOU ACCEPT THESE TERMS AND CONDITIONS. IF YOU DO NOT ACCEPT THESE TERMS AND CONDITIONS, PLEASE DO NOT REGISTER FOR OR PARTICIPATE IN THE DFP SMALL BUSINESS ONLINE PROGRAM.

This agreement (“Agreement”) between You and Google Inc. (“Google”) constitutes the DFP Small Business program (the “Program”) standard terms and conditions. “You” or “Your” means any entity identified in an enrollment form submitted by the same or affiliated persons, and/or any agency, network or other third party that You have granted access to Your account and/or Your Program Data (as defined below), which will also be bound by the terms and conditions of this Agreement.

1.                   Description of Program. During the Program Term, Google will serve advertisements provided to You by third party advertisers, other than advertisements provided through Google’s AdSense for content service, (“Program Ad(s)”) for display on the site(s) which use the Program (“Program Site(s)”), based upon the criteria selected by You and/or Your advertisers via protocol and/or user interface provided by Google for accessing the Program, as such protocol and/or user interface may be updated by Google from time to time (“Program Interface”). Google may update the list of prohibited content from time to time during the Programs Term upon written notice. Your use of any other Google product or service (e.g., Google AdSense) will be governed by the applicable agreement that You may have with Google.

2.                   Implementation of Program. Unless otherwise agreed to by Google in writing, You will implement the Program in a manner that complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation regarding the Program Interface. Without limiting the foregoing, You acknowledge and agree to the following:

•              2.1

Program Obligations. You will be solely responsible for all, without limitation, Program Ad content, Program Ad information, Program Ad URLs, editorial, text, graphic, audiovisual, and other content and any other information You enter into the Program, whether generated by or for You (“Program Data”). You will protect any Program accounts, usernames or passwords and take full responsibility for Your own, and third party, use of any Program accounts, usernames or passwords. Notwithstanding the foregoing, You grant Google permission to utilize a crawl on Your website properties that may ignore robots.txt unless You specifically instruct otherwise the applicable crawler in the robots.txt file, as specified by Google. You may not use the Program to (i) serve anything other than advertisements to Program Sites or (ii) display advertisement formats that initiate downloads. Using the Program, You are permitted to serve without charge up to (A) (i) 90 million impressions per month to non-video ad units if You are located in the United States of America, Canada, Australia, or New Zealand; (ii) 200 million impressions per month to non-video ad units if you are located in the Russian Federation, Slovakia, Czech Republic, Greece, Slovenia, Lithuania, Romania, Poland, Ukraine, Hungary, Croatia, Bosnia and Herzegovina, Cyprus, Kenya, Morocco, Estonia, Latvia, Bulgaria, Turkey, Lebanon, Israel, United Arab Emirates, Saudi Arabia, Egypt, South Africa, Mexico, Argentina, Chile, Columbia, Guatemala, Uruguay, Peru, India, Taiwan, Malaysia, Korea, Hong Kong, Indonesia, Pakistan, Thailand, Philippines, China, Vietnam, Bangladesh, or Sri Lanka; or (iii) 150 million impressions per month to non-video ad units if You are not located in any of the countries listed in the preceding clauses (i.e., clauses (A)(i) and (A)(ii)); and (B) 800,000 video advertisement impressions per month (collectively (A) and (B), “Impression Limits”). Notwithstanding anything in Section 5 of this Agreement, You understand and agree that Google may charge You fees if Your usage exceeds the Impression Limits. For avoidance of doubt, such charges will not be subject to the Fees Notice Period set forth in Section 5.

•              2.2

Policies. Use of the Program is subject to all applicable Google ad specification requirements and policies as may be updated or modified from time to time, including without limitation (i) Your continued compliance with the Program policies, located at support.google.com/platformspolicy, or such other URL as Google may provide from time to time; (ii) the Google Privacy Policy located at www.google.com/policies/privacy/; and (iii) Google Trademark Guidelines located at www.google.com/permissions/trademark/our-trademarks.html (collectively, the “Program Policies”). Notwithstanding anything to the contrary, Google will have no obligation to process a request for Program Ads in connection with a pageview of a page on which Program Ads are to be displayed (“Program Requests”) that are not sent in compliance with the requirements of this Agreement. While Google does not intend, and does not undertake, to monitor the Program Ads and/or Program Data, if Google is notified by You or otherwise becomes aware and determines in its sole discretion that the Program Ads and/or Program Data or any portion of the Program Ads and/or Program Data or Your trade names, trademarks, service marks, logos, domain names, and other distinctive brand features (“Brand Features”): (i) violates the intellectual property rights or any other rights of any third party; (ii) violates any applicable law or is subject to an injunction; (iii) is pornographic, obscene or otherwise violates Google’s Program Policies (as may be updated by Google from time to time in its sole discretion); (iv) is being distributed by You improperly; or (v) may create liability for Google, Google may reject, remove, withdraw from, not display or cease displaying that Program Ad and/or Program Data from the Program entirely with no liability to Google. You will have and abide by an appropriate privacy policy and will comply with all applicable laws relating to the collection of information from end users of Program Site(s). You must post a privacy policy on each Program Site and such policy must provide notice of Your use of a cookie that collects anonymous traffic data.

•              2.3

Prohibited Actions. You will not, and will not allow any third party to: (a) directly or indirectly access, launch and/or activate the Program through or from, or otherwise incorporate the Program in, any software application, website or other means other than the site(s), and then only to the extent expressly permitted herein; (b) transfer, sell, lease, syndicate, sub-syndicate, lend, or use for co-branding, timesharing, service bureau or other unauthorized purposes the Program or access thereto (including, but not limited to ads, including without limitation Program Ads, or any part, copy or derivative thereof); (c) directly or indirectly generate queries, or impressions of or clicks on ads, including without limitation Program Ads, through any automated, deceptive, fraudulent or other invalid means (including, but not limited to, click spam, robots, macro programs, and Internet agents); (d) encourage or require end users or any other persons, either with or without their knowledge, to click on ads, including without limitation Program Ads, through offering incentives or any other methods that are manipulative, deceptive, malicious or fraudulent; (e) modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Program, Google’s then current protocol for accessing and implementing the Program (the “Google Protocol”), or any other Google technology, content, data, routines, algorithms, methods, ideas design, user interface techniques, software, materials, and documentation; (f) remove, deface, obscure, or alter Google’s copyright notice, trademarks or other proprietary rights notices affixed to or provided as a part of the Program, the Google Protocol, or any other Google technology, software, materials and documentation; (g) create or attempt to create a substitute or similar service or product through use of or access to any of the Program or proprietary information related thereto; (h) utilize any feature or functionality of the Program, or include anything in Program Data or Program Ads, that could be so utilized, to personally identify and/or personally track individual end users or any other persons; or (i) engage in any action or practice that reflects poorly on Google or otherwise disparages or devalues Google’s reputation or goodwill. Google may terminate the Program, immediately upon written notice if You breach this Section.

•              2.4

Labeling; Branding and Attribution. The set of Program Ads transmitted by Google in response to a Program Request (a “Program Results Set”) will not be identified or displayed with any Google Brand Feature or otherwise attributed to Google.

•              2.5

No Endorsement. You acknowledge and agree that Google is not affiliated with or responsible for any third-party products/services You may choose to manage with the Program. Google does not represent or endorse the quality, accuracy, reliability, integrity or legality of any third party products/services. Google further does not represent or endorse the truth or accuracy of the description of any ads, links, content, advice, opinion, offer, proposal, statement, data or other information from any third party products/services (“Disclaimed Content”) that is displayed or distributed through Program. Google hereby disclaims any liability or responsibility for errors or omissions in any Disclaimed Content. Google reserves the right, but will have no responsibility, to edit, modify, refuse to post or remove any Disclaimed Content, in whole or in part, that in Google, in its sole and absolute discretion, deems is objectionable, erroneous, illegal, fraudulent or otherwise in violation of this Agreement.

3.                   Program Term. This Agreement will be effective as of the date Google activates Your Program account and will continue unless earlier terminated as provided in this Agreement. You may terminate this Agreement, with or without cause, at any time by sending written notice of Your desire to cancel Your participation in the Program to dfpsb-cancel@google.com (the “Program Term”). This Agreement will be deemed terminated within ten (10) business days of Google’s receipt of Your notice. In the event that Google chooses to terminate the Program, Google will provide Customer with thirty (30) business day’s prior notice thereof. Google may investigate any activity that may violate this Agreement. If You violate this Agreement or any Program Policies, Google may in its sole discretion, without notice, terminate this Agreement, or suspend or terminate the participation of Your Program Site in all or part of the Program. For any other violations, Google will give you fourteen (14) days notice period to cure such violations, and if such violation is not cured within fourteen (14) days of Google sending such notice to You, Google may terminate this Agreement, or suspend or terminate the participation of Your Program Site in all or part of the Program. In addition, Google may terminate this Agreement, or suspend or terminate the participation of Your Program Site in all or part of the Program, with or without cause, upon ninety (90) day’s prior notice.

4.                   Program Advertiser Obligations. You will be solely responsible for all matters related to Your third party advertisers who provide advertisements to You in connection with the Program (“Program Advertisers”), including without limitation the solicitation and trafficking of Program Ads, billing and payment of Program Advertisers, providing all technical support services to Program Advertisers, and handling all other inquiries and disputes of any type or nature.

5.                   Program Fee. Google reserves the right to charge fees for Program-related training and, upon ninety (90) days advance notice (the “Fees Notice Period”), to charge fees for the Program. In the event that Google charges fees for the Program, You will have the right to terminate the Program during the Fees Notice Period.

6.                   License to Program Interface. Google grants to You a limited, non-exclusive and non-sublicensable license during the Program Term to use the Program Interface solely for the purpose of transmitting Program Requests and other required information and receiving Program Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and You will not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google intellectual property rights; and all rights not expressly granted herein are reserved to Google.

7.                   Data Use. Google may retain and use, subject to the terms of its Privacy Policy, Program Data. Program Data provided by You under this Agreement may not be disclosed as Program Data identifiable to You by Google except to: (a) satisfy any applicable law, regulation, legal process or enforceable governmental request, (b) detect, prevent, or otherwise address fraud or security issues, or (c) protect against imminent harm to the rights, property or safety of Google or the public as required or permitted by law. You agree that Google may aggregate Program Data with data collected from other Program users, and use such aggregated data, provided that Google will only aggregate data in a manner such that no third party could identify which users’ data contributed to the aggregated set.

8.                   Confidentiality; Publicity. You agree not to disclose Google Confidential Information without Google’s prior written consent. “Google Confidential Information” includes without limitation: (a) all Google software, technology, programming, specifications, materials, guidelines and documentation relating to the Program, including the existence and content of this Agreement and any information provided pursuant to the Agreement; (b) any statistics relating to the performance of the Program; and (c) any other information designated in writing by Google as “Confidential” or an equivalent designation. Google Confidential Information does not include information that has become publicly known through no breach by You or Google, or information that has been (i) independently developed without access to Google Confidential Information as evidenced in writing; (ii) rightfully received by You from a third party; or (iii) required to be disclosed by law or by a governmental authority. You will not use Google’s Brand Features in any news release, public announcement, advertisement, or other form of publicity in relation to this Agreement without securing the prior written consent of Google.

9.                   Disclaimer. You acknowledge that the Program is still experimental in nature. Google does not represent or warrant that the Program is reliable, accurate, complete, or otherwise free from defects. Accordingly, the Program is made available for use “as is”, and any use thereof will be undertaken solely at Your own risk. Google reserves the right, in its sole discretion, to include or cease providing the Program at any time (subject to notice as may be required herein), and Google does not give or enter into any conditions, warranties or other terms with regard to the Program. In particular, no condition, warranty or other term is given or entered into to the effect that the Program will be of satisfactory quality, noninfringement or that the Program will be fit for any particular purpose. For the avoidance of doubt, Google does not guarantee the Program will be operable at all times or during any down time (i) caused by outages to any public Internet backbones, networks or servers, (ii) caused by any failures of Your equipment, systems or local access services, (iii) for previously scheduled maintenance or (iv) relating to events beyond Google’s (or its wholly owned subsidiaries’) control such as strikes, riots, insurrection, fires, floods, explosions, war, governmental action, labor conditions, earthquakes, natural disasters, or interruptions in Internet services to an area where Google (or its wholly owned subsidiaries) or Your servers are located or co-located.

10.            Limitation of Liability. GOOGLE AND ITS WHOLLY OWNED SUBSIDIARIES WILL NOT BE LIABLE TO YOU OR ANY THIRD-PARTY CLAIMANT FOR ANY INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA COLLECTED THROUGH THE PROGRAM), OR INCIDENTAL DAMAGES, WHETHER BASED ON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, INDEMNITY OR CONTRIBUTION, OR OTHERWISE, EVEN IF GOOGLE AND/OR ITS SUBSIDIARIES AND AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE LIMITATIONS OR EXCLUSIONS IN THIS AND THE FOREGOING PARAGRAPH MAY NOT APPLY TO YOU. In any event, Google’s (and its wholly owned subsidiaries’) total cumulative liability to You or any other party for any loss or damages resulting from any claims, demands, or actions arising out of or relating to this Agreement will not exceed U.S. $500.

11.            Representations and Warranties. You represent and warrant that: (i) You have and will maintain throughout the Program Term all rights, authorizations and licenses (including without limitation any copyright, trademark, patent, publicity or other rights) that are required with respect to Program Ads or Program Data to permit Google to perform the Services contemplated under this Agreement (including without limitation any rights needed to host, cache, route, transmit, store, copy, modify, distribute, perform, display, reformat, excerpt, analyze, and create algorithms from and derivative works of Program Ads or Program Data); (ii) You will not advertise anything illegal or engage in any illegal or fraudulent business practice; (iii) all of the information provided by You to Google to enroll in the Program is correct and current; (iv) You have all necessary right, power, and authority to enter into this Agreement and to perform the acts required of You hereunder; (v) You have complied and will continue to comply with all applicable laws, statutes, ordinances, and regulations (including without limitation the CAN-SPAM Act of 2003 and any relevant data protection or privacy laws) in Your performance of any acts hereunder; and (vi) You will use commercially reasonable efforts to ensure that an end user is provided with clear and comprehensive information about, and consents to, the storing and accessing of cookies or other information on the end user’s device where such activity occurs in connection with the Program and where providing such information and obtaining such consent is required by law.

12.            Indemnify. You agree to indemnify, defend and hold Google, its agents, affiliates, subsidiaries, directors, officers, employees, and applicable third parties (e.g. relevant advertisers, syndication partners, licensors, licensees, consultants and contractors) (collectively “Indemnified Person(s)”) harmless from and against any and all third party claims, liability, loss, and expense (including damage awards, settlement amounts, and reasonable legal fees), brought against any Indemnified Person(s), arising out of, related to or which may arise from Your use of the Program, the Program Site(s), and/or Your breach of any term of this Agreement.

13.            Miscellaneous. All claims arising out of or relating to this Agreement will be litigated exclusively in the federal or state courts of Santa Clara County, California, USA and Google and You consent to personal jurisdiction in those courts. The Agreement constitutes the entire agreement between the parties with respect to the Program. Any notices to Google must be sent to: Google Inc., 1600 Amphitheatre Parkway, Mountain View, CA 94043, USA, with a copy to Legal Department, via first class or air mail or overnight courier, and are deemed given upon receipt. Notice to You may be effected by sending email to the email address specified in Your account, or by posting a message to Your account interface, and is deemed received when sent (for email) or no more than fifteen (15) days after having been posted (for messages in Your Program Interface). Google’s waiver of any default is not a waiver of any subsequent default. Unenforceable provisions will be modified to reflect the parties’ intention, and remaining provisions of the Agreement will remain in full effect. You may not assign any of Your rights hereunder and any such attempt is void. Google and You are not legal partners or agents, but are independent contractors. Sections 7, 8, 9, 10, 11, 12 and 13 will survive any expiration or termination of this Agreement.